Exhibit F

CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 12, 2010, in Post-Effective Amendment No. 4 to the Registration Statement under Schedule B of the United States Securities Act of 1933 and related Prospectus of The Korea Development Bank dated July 30, 2010.

/s/ Ernst & Young Han Young

Ernst & Young Han Young

Seoul, Korea

July 30, 2010